UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 14, 2008

SEMGROUP ENERGY PARTNERS, L.P.

(Exact name of Registrant as specified in its charter)

DELAWARE	001-33503	20-8536826
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Two Warren Place 6120 South Yale Avenue, Suite 500 Tulsa, Oklahoma		74136
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (918) 524-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On January 14, 2008, SemGroup Energy Partners Operating, L.L.C. (the “Operating Company”), a wholly-owned subsidiary of SemGroup Energy Partners, L.P. (the “Partnership”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with SemMaterials, L.P. (the “Seller”), pursuant to which the Seller has agreed to sell, assign, transfer and convey to the Operating Company 100% of the limited liability company interests in SemMaterials Energy Partners, L.L.C. (“SMEP”) for aggregate consideration of $378.8 million.

Upon closing, SMEP will own land, receiving infrastructure, machinery, pumps and piping and large liquid asphalt cement and residual fuel oil terminals and storage tanks (the “Acquired Assets”). Prior to closing, the Acquired Assets will be contributed to SMEP by the Seller and K.C. Asphalt, L.L.C., both of which are subsidiaries of SemGroup, L.P. (“SemGroup”). K.C. Asphalt, L.L.C. and the Seller will retain certain leased liquid asphalt cement and residual fuel oil terminals as well as terminalling and storage assets associated with the processing and marketing of asphalt cement and residual fuel oil.

The closing of the Purchase Agreement is subject to the satisfaction of a number of conditions, including the ability to obtain satisfactory financing and the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Subject to the satisfaction of those conditions, the Partnership anticipates that closing will occur in the first quarter of this year. The Partnership expects to finance the acquisition through a combination of equity and incremental debt under an amendment to its current credit facility.

Pursuant to the Purchase Agreement, the Seller has agreed to indemnify the Operating Company, its affiliates, including the Partnership, SMEP and their respective officers, directors, employees, counsel, accountants, financial advisers and consultants (the “Buyer Indemnified Parties”) from and against all losses arising from or out of (i) any breach of the Seller’s representations, warranties or covenants in the Purchase Agreement and (ii) the operation of SMEP or the Acquired Assets prior to the Operating Company’s acquisition of them, including any environmental or tax losses. The Operating Company agreed to indemnify the Seller, its affiliates and their respective officers, directors, employees, counsel, accountants, financial advisers and consultants from and against all losses arising from or out of (i) any breach of the Operating Company’s representations, warranties or covenants in the Purchase Agreement and (ii) the operation of SMEP or the Acquired Assets after the Operating Company’s acquisition of them. Certain of the Seller’s indemnification obligations are subject to an aggregate deductible of 1% of the aggregate purchase price, or approximately $3.8 million, and a cap equal to 25% of the aggregate purchase price, or approximately $94.7 million. Indemnification for losses incurred by the Buyer Indemnified Parties that are attributable to the operation of SMEP or the Acquired Assets prior to the Operating Company’s acquisition of them is not subject to such deductible or cap.

The board of directors of the Partnership’s general partner approved the acquisition based on a recommendation from its conflicts committee, which consists entirely of independent directors. The conflicts committee retained independent legal and financial advisors to assist it in evaluating and negotiating the transaction.

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The description of the Purchase Agreement in this report is qualified in its entirety by reference to the copy of the Purchase Agreement filed as Exhibit 2.1 to this Current Report, which is incorporated by reference into this Current Report in its entirety.

In connection with the closing of the acquisition, the Partnership and its subsidiaries will enter into various agreements related to the Acquired Assets, including a Terminalling and Storage Agreement, a Terminal Access and Use Agreement and an Amended and Restated Omnibus Agreement.

Pursuant to the Terminalling and Storage Agreement, SMEP will provide liquid asphalt cement and residual fuel oil terminalling and storage services to the Seller. The terminalling and storage Agreement has a seven-year term expiring on December 31, 2014, with additional automatic one-year renewals unless either party terminates the agreement upon one year’s notice. Under the agreement, the Seller will commit to use terminalling and storage services provided by SMEP at a level that will provide the Partnership with minimum fee-based annual revenues of approximately $60 million (exclusive of reimbursement for energy costs). The Partnership and its subsidiaries will not take title to any liquid asphalt cement in storage or engage in any asphalt cement marketing activities.

The Terminal Access and Use Agreement will provide that the Seller retains the right to access facilities used for both terminalling and storage of asphalt cement and processing of asphalt cement. In addition, the Terminal Access and Use Agreement will provide that SMEP and its affiliates will be indemnified for any losses that occur from the Seller’s operations at or relating to the Acquired Assets, including the failure to make any environmental certification or inaccuracies or incompleteness of any such certification.

The Amended and Restated Omnibus Agreement will, among other things, increase the fixed administrative fee from $5.0 million per year to $7.0 million per year for the provision of various general and administrative services for the Partnership’s benefit, subject to increases in the Consumer Price Index or as a result of an expansion of its operations. In addition, the Amended and Restated Omnibus Agreement will contain certain non-competition and right-of-first refusal provisions related to asphalt operations.

Each of the Operating Company, the Partnership, the Seller and K.C. Asphalt, L.L.C. are indirect subsidiaries of SemGroup. As a result, certain individuals, including officers and directors of SemGroup, serve as officers and/or directors of more than one of such entities.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with its approval of the acquisition of the Acquired Assets, the Partnership’s general partner appointed Jerry Parsons, 54, as Executive Vice President—Asphalt Operations of SemGroup Energy Partners G.P., L.L.C. effective as of the completion of the acquisition. Mr. Parsons currently serves as Vice President, Corporate Development – North America of SemGroup and as Vice President, U.S. Business Development of the Seller. Before joining SemGroup in June 2005, Mr. Parsons served as Vice President, Business Development

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for Koch Materials, Inc. (a subsidiary of Koch Industries, Inc.), where he oversaw the development of business operations supplying asphalt cement and related products to the road construction and roofing industries. Mr. Parsons joined Koch Industries, Inc. in 1974 and has over 30 years of experience in a variety of energy related businesses, including asphalt, refining, trading, crude oil and transportation. After the acquisition of the Acquired Assets, Mr. Parsons will continue his role in the Seller’s asphalt operations in addition to managing the asphalt operations of the Partnership. There is no arrangement or understanding between Mr. Parsons and any other persons or entities pursuant to which Mr. Parsons was appointed as an officer.

Upon completion of the acquisition, Mr. Parsons will enter into an employment agreement with the Partnership’s general partner substantially in the form attached as Exhibit 10.6 to the Partnership’s registration statement on Form S-1 (Reg. No. 333-141196) filed with the Securities and Exchange Commission in connection with the Partnership’s initial public offering. The amount of Mr. Parsons base salary and any other discretionary awards or long-term incentives have not yet been determined by the compensation committee of the board of directors of the Partnership’s general partner.

Item 7.01.	Regulation FD Disclosure.

On January 14, 2008, the Partnership issued a press release announcing the acquisition of the Acquired Assets from the Seller for $378.8 million. In addition, the Partnership announced that it intends to hold a conference call to discuss the acquisition on Wednesday, January 15, 2008 at 10:00 a.m. Central Time (11:00 a.m. Eastern Time). A copy of the press release is furnished as an exhibit to this Current Report.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached exhibit shall be deemed to be “furnished” and not be deemed to be “filed” for purposes of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

Certain statements in this Current Report may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to qualify for the safe harbors from liability provided therein. All statements, other than statements of historical facts, included in this report that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties, factors and risks, many of which are outside the Partnership’s control, which could cause results to differ materially from those expected by management of the Partnership. Such risks and uncertainties include, but are not limited to, the Partnership’s dependence upon SemGroup for a substantial majority of its revenues; the acquisition of the asphalt cement and residual fuel oil terminals and storage assets may not occur on the terms described herein or at all; the Partnership’s exposure to the credit risk of SemGroup and third-party customers; a decrease in the demand for crude oil in the areas served by the Partnership’s storage facilities and pipelines; a decrease in the production of crude oil from the oil fields served by its pipelines; the availability of, and ability to consummate, acquisition opportunities; the Partnership’s debt levels and restrictions in its credit facility;

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general economic, market or business conditions; and other factors and uncertainties inherent in the crude oil gathering, transportation, terminalling and storage business. These and other applicable uncertainties, factors and risks are described more fully in the Partnership’s prospectus relating to its initial public offering and other reports filed with the Securities and Exchange Commission. The Partnership undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Exchange Act.

EXHIBIT NUMBER		DESCRIPTION

2.1#	—	Purchase and Sale Agreement, dated as of January 14, 2008, by and between SemGroup Energy Partners Operating, L.L.C. and SemMaterials, L.P.

99.1	—	Press release dated January 14, 2008.

#        Pursuant to Item 601(b)(2) of Regulation S-K, the registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMGROUP ENERGY PARTNERS, L.P.

	By:	SemGroup Energy Partners G.P., L.L.C.
its General Partner
Date: January 15, 2008
	By:	/s/ Alex G. Stallings
Alex G. Stallings
Chief Accounting Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION

2.1#	—	Purchase and Sale Agreement, dated as of January 14, 2008, by and between SemGroup Energy Partners Operating, L.L.C. and SemMaterials, L.P.

99.1	—	Press release dated January 14, 2008.

#        Pursuant to Item 601(b)(2) of Regulation S-K, the registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.